EXHIBIT 23.1

               CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 1 to Form S-3 No. 33-79688) and related Prospectuses of Continental Airlines, Inc. for the registration of up to $1 billion of aggregate principal amount of pass through certificates and debt securities and to the incorporation by reference therein of our reports dated February 12, 1996, with respect to the consolidated financial statements and schedules of Continental Airlines, Inc. at December 31, 1995 and 1994 and for each of the two years ended December 31, 1995 and for the period April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and non-redeemable preferred stock and common stockholders' equity and cash flows of Continental Airlines Holdings, Inc. for the period of January 1, 1993 through April 27, 1993, included in Continental Airlines, Inc.'s annual report (Form 10-K) filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP
-------------------------
Houston, Texas
March 15, 1996